EXHIBIT 99.2

                                 AMENDMENT


           AMENDMENT, dated as of February 1, 2000, by and between NORTH FORK BANCORPORATION, INC., a Delaware corporation ("NFB"), and JSB FINANCIAL, INC., a Delaware corporation ("JSB"), to the Amended and Restated Agreement and Plan of Merger, dated as of August 16, 1999 (the "Merger Agreement"). Capitalized terms which are not otherwise defined herein shall have the meanings set forth in the Merger Agreement.

           WHEREAS, on January 14, 2000 an alleged stockholder of JSB filed a purported class action lawsuit in the Court of Chancery of the State of Delaware against JSB, the individual members of JSB's Board of Directors and NFB captioned Elliot Wolfson v. JSB Financial, Inc., et. al. (the "Litigation"); and

           WHEREAS, pursuant to a Stipulation and Agreement of Compromise and Settlement dated as of January 31, 2000 among the parties to the Litigation, and in accordance with Section 8.3 of the Merger Agreement, NFB and JSB have agreed to amend the terms of the Merger Agreement as set forth herein.

           NOW, THEREFORE, in consideration of the foregoing, and intending to be legally bound hereby, NFB and JSB agree as follows:

           1. Clause (x) of Section 4.1 of the Merger Agreement is hereby amended by removing the words "and based upon the written opinion of" therefrom so that clause (x) hereafter shall read in its entirety as follows:

      "(x) the Board of Directors of JSB, after consultation with outside legal counsel, in good faith deems such action to be legally necessary for the proper discharge of its fiduciary duties under applicable law"

           2. All references to "this Agreement" in the Merger Agreement shall mean the Merger Agreement as amended hereby.

           3. Each of the parties hereto represents to the other that (i) it has full corporate power and authority to execute and deliver this Amendment, (ii) the execution and delivery of this Amendment by such party has been duly and validly approved by the Board of Directors of such party and no other corporate proceedings on the part of such party are necessary in connection with the execution and delivery of this Amendment by such party, and (iii) this Amendment has been duly and validly executed and delivered by such party and constitutes a valid and binding obligation of such party, enforceable against such party in accordance with its terms.

           4. Except as expressly amended by this Amendment, the Merger Agreement is hereby ratified and confirmed in all respects.

           5. This Amendment may be executed in counterparts, all of which shall be considered one and the same agreement, and shall become effective when counterparts have been signed by each of the parties and delivered to the other party, it being understood that all parties need not sign the same counterpart.

           6. This Amendment shall be governed by, and interpreted in accordance with, the laws of the State of New York, without regard to conflicts of laws principles.

           In Witness Whereof, the parties have caused this Amendment to be executed by their duly authorized officers as of the 1st day of February, 2000.


                                             NORTH FORK BANCORPORATION, INC.


                                             By: /s/ John Adam Kanas
                                                 ____________________________
                                                 John Adam Kanas
                                                 Chairman of the Board,
                                                   President and
                                                   Chief Executive Officer


                                             JSB FINANCIAL, INC.


                                             By: /s/ Edward P. Henson
                                                 ____________________________
                                                 Edward P. Henson
                                                 President and Chief Operating
                                                   Officer